Exhibit 99.1

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of the Imation Retirement Investment Plan (the “Plan”) on Form 11-K for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John L. Sullivan, Senior Vice President, General Counsel and Corporate Secretary of Imation Corp. and Chairman of the Pension and Retirement Committee, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ John L. Sullivan John L. Sullivan Senior Vice President, General Counsel and Corporate Secretary of Imation Corp. and Chairman of the Pension and Retirement Committee, Plan Administrator

June 27, 2003

A signed original of this written statement required by Section 906 has been provided to the Plan and Imation Corp. and will be retained by the Plan and Imation Corp. and furnished to the Securities and Exchange Commission or its staff upon request.